UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 3, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 3, 2023, Albertsons Companies, Inc. (the "Company") held its 2023 annual meeting of stockholders (the "Annual Meeting"). The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1: The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Vivek Sankaran	382,974,684	5,788,317	1,276,740	88,800,395
James Donald	379,528,270	9,230,756	1,280,715	88,800,395
Chan Galbato	380,688,601	8,069,103	1,282,037	88,800,395
Sharon Allen	317,615,417	71,143,382	1,280,942	88,800,395
Kim Fennebresque	380,403,202	8,356,058	1,280,481	88,800,395
Allen Gibson	383,362,620	5,309,549	1,367,572	88,800,395
Alan Schumacher	381,572,548	7,184,172	1,283,021	88,800,395
Brian Kevin Turner	381,436,487	6,027,311	2,575,943	88,800,395
Mary Elizabeth West	383,339,742	5,411,252	1,288,747	88,800,395
Scott Wille	327,806,689	60,948,881	1,284,171	88,800,395

Proposal 2: The ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 24, 2024 was approved by the following vote:

For	Against	Abstain
474,612,783	2,402,229	1,825,124

Proposal 3: The non-binding advisory vote on the compensation of the named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
376,902,933	9,043,545	4,093,263	88,800,395

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

August 7, 2023	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	Vice President - Corporate & Securities, Corporate Secretary